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                                                                EXHIBIT 10.8


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         MERCER MUTUAL INSURANCE COMPANY

                                       AND

                                H. THOMAS DAVIS,

                                       AND

                         FRANKLIN HOLDING COMPANY, INC.

                            DATED AS OF APRIL 6, 2001

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         EXHIBITS

EXHIBIT A - FHI Shareholder Agreement among Mercer Mutual Insurance Company, H. Thomas Davis and FHI

EXHIBIT B - Agency Business Agreement between Mercer Mutual Insurance Company and H. Thomas Davis

EXHIBIT C - Employment Agreement between Mercer Mutual Insurance Company and H. Thomas Davis

EXHIBIT D - Third Amended and Restated Certificate of Incorporation of FHI.

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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT(this "Agreement") is made and entered into as of March __, 2001, by and among MERCER MUTUAL INSURANCE COMPANY, a Pennsylvania corporation ("Buyer"), H. THOMAS DAVIS ("Davis"), and FRANKLIN HOLDING COMPANY, INC., a Delaware corporation ("FHI"). Buyer, Davis, and FHI are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

         Davis owns (i) 210,000 shares of FHI Class A Voting Common Stock (the "Class A Stock"), and (ii) and options to acquire 590,000 shares of Class A Stock (the "Options").

         On or prior to the date of closing contemplated hereunder, Davis will exchange the options to acquire 590,000 shares of Class A Stock for options (as so exchanged, the "Options") to acquire 590,000 shares of Class B Non-Voting Common Stock (the "Class B Stock")

         Anthony Robert Scatena, Raymond Edward Nestlerode, Sr., Raymond Edward Nestlerode, Jr., Joseph Russell Nestlerode, Sr., William J. Edwards, Michael Peter Nestarick (the "Series A Holders" and, together with Davis, the "Selling Shareholders") own 10,000 shares of FHI Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock").

         Davis has agreed to sell to Buyer, and Buyer has agreed to purchase from Davis, 102,900 shares of Class A Stock and Options to acquire 295,000 shares of Class B Stock.

         The Series A Holders have agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Series A Holders, 5000 shares of Series A Preferred Stock.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the Parties agree as follows:

                                   ARTICLE I -

                                   DEFINITIONS

                                       1

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                  1.1      Construction. References to any federal, state, local
or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
Unless the context otherwise requires, all references to "Sections," "Exhibits" and "Schedules" shall be deemed to refer to Sections within or Exhibits and Schedules to this Agreement. All Exhibits and Schedules to this Agreement are hereby incorporated herein. The word "including" shall mean including without limitation. Unless the context otherwise requires, any word used in the singular form shall be interpreted as including the plural form thereof, and vice versa, and any word used in one gender shall be interpreted as including the other gender, as necessary or appropriate. Any reference to facts or information "known" to a Party, or words having similar meaning, shall refer to the conscious awareness of information of the directors and those responsible officers and employees of such Party and its Subsidiaries charged with administrative or operational responsibility for such matters, and which is known or would be known to any one or more of them following reasonable investigation under the circumstances.

                  1.2 Definitions. Certain capitalized terms used in this Agreement shall have the meanings ascribed to such terms in this Section 1.2, unless the context clearly requires otherwise.

                           (a)      "Bank Pledge" shall have the meaning set
forth in Section 2.2.

                           (b)      "Buyer" shall mean Mercer Mutual Insurance
Company, an Pennsylvania corporation.

                           (c)      "Affiliate" shall have the meaning set forth
in Section 12b-2 of the Exchange Act.

                           (d)      "Agreement" shall mean this Stock Purchase
Agreement.

                           (e)      "Annual Statements" shall have the meaning
set forth in Section 3.9(a).

                           (f)      "Antitrust Laws" shall have the meaning set
forth in Section 6.6(b).

                           (g)      "Certificate of Incorporation" shall have
the meaning set forth in Section 3.1.

                           (h)      "Bylaws" shall have the meaning set forth in
Section 3.1.

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                           (i)      "CERCLA" means the Comprehensive
Environmental Response, Compensation and Liability Act, as amended.

                           (j)      "Class A Stock" means the Class A Voting
Common Stock, $0.10 par value per share, of FHI.

                           (k)      "Class B Stock" means the Class B Non-Voting
Stock, $0.10 par value per share, of FHI.

                           (l)      "Closing" shall have the meaning set forth
in Section 2.4.

                           (m)      "Closing Date" shall have the meaning set
forth in Section 2.4.

                           (n)      "COBRA" means the federal Consolidated
Omnibus Budget Reconciliation Act of 1985, as amended.

                           (o)      "Code" means the Internal Revenue Code of
1986, as amended.

                           (p)      "Confidential Information" shall have the
meaning set forth in Section 3.11(g).

                           (q)      "Contract" or "Contracts" means any
mortgage, indenture, lease, note, contract or other agreement or instrument to which a Person is a party or by which such Person or such Person's assets are or may be bound.

                           (r)      "Data Processing Systems" shall have the
meaning set forth in Section 3.34(b).

                           (s)      "Davis" means H. Thomas Davis, an
individual, and his heirs, personal representatives and assigns.

                           (t)      "Effective Time" shall have the meaning set
forth in Section 2.4.

                           (u)      "Environmental and Safety Laws" shall mean
any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other Persons, including the public.

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                           (v)      "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, as set forth in Section 3.14(a).

                           (w)      "ERISA Affiliate" shall have the meaning set
forth in Section 3.14(c)(vii).

                           (x)      "Exchange Act" means the Securities Exchange
Act of 1934, as amended, as set forth in Section 3.4.

                           (y)      "Facilities" shall mean all buildings and
improvements on the Property of FHI or its Subsidiaries.

                           (z)      "FHI" shall mean Franklin Holding Company,
Inc., a Delaware corporation.

                           (aa)     FHI Authorizations" shall have the meaning
set forth in Section 3.9(c).

                           (bb)     "FHI Balance Sheet Date" shall mean December
31, 2000.

                           (cc)     "FHI Balance Sheet" shall mean the balance
sheet of FHI as of the FHI Balance Sheet Date.

                           (dd)     "FHI Capital Stock" means the Class A Stock,
the Class B Stock, the Series A Preferred Stock and the Series B Preferred
Stock.

                           (ee)     "FHI Disclosure Schedule" shall have the
meaning set forth in the first paragraph of Article III.

                           (ff)     "FHI Employee Plans" shall have the meaning
set forth in Section 3.14(a).

                           (gg)     "FHI Financial Statements" shall have the
meaning set forth in Section 3.4.

                           (hh)     "Fraudulent Breach" means a statement
contained in Article III (other than Section 3.30) or in a Schedule annexed hereto, of the existence or absence of a material fact or circumstance, which statement was one that the Buyer had no basis to believe was false at the time of Closing, that is held by a final, non-appealable order of a court of competent jurisdiction to have been a willful, intentional and knowing (as opposed to negligent) statement made with specific intent to defraud.

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                           (ii)     "GAAP" means Unites States Generally
Accepted Accounting Principles.

                           (jj)     "Governmental Entity" means any court,
administrative agency or commission or other governmental or regulatory agency, authority or instrumentality of any federal, state, local or foreign government, of any kind, type or nature.

                           (kk)     "Hazardous Materials" shall mean any toxic
or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                           (ll)     "Indemnifiable Claims" shall have the
meaning set forth in Section 9.1

                           (mm)     "Insurance Authorities" shall have the
meaning set forth in Section 3.9(a).

                           (nn)     "Insurance Licenses" shall have the meaning
set forth in Section 3.9(a).

                           (oo)     "Insurance Reports" shall have the meaning
set forth in Section 3.9(a).

                           (pp)     "Intellectual Property" shall have the
meaning set forth in Section 3.11(a).

                           (qq)     "Liens" shall have the meaning set forth in
Section 3.1.

                           (rr)     "Material Adverse Effect" with respect to
any Person means any event, change, condition or effect, that (i) has, or could reasonably be expected to have, a materially adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole (whether or not arising from transactions in the ordinary course of business) (excluding changes in investment portfolio values due to changes in interest rates or changes in SAAP or GAAP that affect the insurance industry as a whole),
(ii) materially impairs, or could reasonably be expected to materially impair, the ability of such Person to perform its obligations under this Agreement or any related agreement or to consummate the transactions contemplated by this Agreement, or (iii) causes A. M. Best, either orally or in writing, to advise such Person that it's A. M. Best rating will be, or is likely to be, reduced.

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                           (ss)     "Options" means the options to acquire
590,000 shares of Class B Stock.

                           (tt)     "Order" shall have the meaning set forth in
Section 6.6(b).

                           (uu)     "Parties" shall mean Buyer, Davis and FHI,
collectively.

                           (vv)     Party" shall mean Buyer, Davis or FHI,
individually.

                           (ww)     "Person" means any natural person or
individual, trustee, corporation, general or limited partnership, limited liability company or partnership, joint venture, joint stock company, bank, firm, Governmental Entity, trust, association, organization or unincorporated entity of any kind.

                           (xx)     "Property" shall mean all real property
leased or owned by FHI or its Subsidiaries either currently or in the past.

                           (yy)     "Quarterly Statements" shall have the
meaning set forth in Section 3.9(a).

                           (zz)     "SAAP" shall mean the statutory accounting
principles required by the Pennsylvania Department of Insurance.

                           (aaa)    "Schedule" shall refer to an applicable
portion of the FHI Disclosure Schedule.

                           (bbb)    "Series A Holders" means Anthony Robert
Scatena, Raymond Edward Nestlerode, Sr., Raymond Edward Nestlerode, Jr., Joseph Russell, William J. Edwards, Michael Peter Nestarick and their respective heirs, personal representatives and assigns.

                           (ccc)    "Series A Preferred Stock" means the Series
A Convertible Redeemable Preferred Stock, $100 par value per share, of FHI.

                           (ddd)    "Series A Stock Purchase Agreement" means
the Stock Purchase Agreement dated on or about the date hereof among Buyer and the Series A Holders pursuant to which Buyer will acquire 5000 shares of Series A Preferred Stock.

                           (eee)    "Series B Preferred Stock" means the Series
B Cumulative Redeemable Preferred Stock, $100 par value per share, of FHI.

                           (fff)    "Series B Holder" means the holder of Series
B Preferred Stock.

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                           (ggg)    "Selling Shareholders" means Davis and the
Series A Holders.

                           (hhh)    "Shareholder Documents" means the following
documents and instruments, copies of which have been furnished to the Buyer:
Certificate of Incorporation and By-laws of FHI, the Subscription and Shareholders Agreement among Davis, FHI and the Series A Holders, the Securities Purchase Agreement between FHI and the Series B Holder, the Class B Non-voting Common stock Purchase Warrant issued by FHI to the Series B Holder, and the Internal Shareholders Agreement between Davis and the Series B Holder.

                           (iii)    "Subsidiary" or "Subsidiaries" shall mean,
with respect to any Party (other than Davis), any corporation, limited liability company, partnership, trust, limited partnership, joint venture, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries.

                           (jjj)    "Superior Proposal" shall have the meaning
set forth in Section 5.3.

                           (kkk)    "Takeover Proposal" shall have the meaning
set forth in Section 8.3(f).

                           (lll)    "Tax Authority" means any Governmental
Entity responsible for the imposition or collection of any Tax or with whom any Tax Return is required to be filed.

                           (mmm)    "Tax Return" shall mean any return,
statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

                           (nnn)    "Tax" (and, with correlative meaning,
"Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any

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liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

                           (ooo)    "Third Party Intellectual Property Rights"
shall mean all licenses, sublicenses and other Contracts as to which FHI or any of its Subsidiaries is a party and pursuant to which FHI or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets or other proprietary right, including software used in the business of FHI or any of its Subsidiaries or are incorporated in, are, or form a part of any of FHI'S or any of its Subsidiaries' products or services.

                           (ppp)    "Treasury Regulations" shall mean
regulations adopted by the Internal Revenue Service pursuant to the Code.

                                  ARTICLE II -

                           PURCHASE AND SALE OF STOCK

                  2.1 Purchase and Sale of Class A Stock. Subject to the terms and conditions of this Agreement, on the Closing Date, Davis shall sell to Buyer, and Buyer shall purchase from Davis, 102,900 shares of Class A Stock. The purchase price for the share of Class A Stock shall be $2,475,000

                  2.2 Purchase and Sale of Options. Subject to the terms and conditions of this Agreement, on the Closing Date, Davis shall sell to Buyer, and Buyer shall purchase from Davis, Options to acquire 295,000 shares of Class B Stock. The purchase price for the Options shall be $25,000.

                  2.3 Payment. The purchase price for the shares and the options shall be paid by wire transfer at Closing to a bank account designated by Davis, less the amount required to be remitted by transfer at Closing to Jersey Shore State Bank in order to effect the termination of the collateral pledge held by the bank against the shares ("Bank Pledge"). Prior to Closing, Davis shall furnish to Buyer a payoff letter issued by the bank setting forth an amount (less than the purchase price) to be paid to the bank at Closing to cause the complete termination of the Bank Pledge.

                  2.4 Closing; Closing Date. The closing ("Closing") shall take place at the offices of Stevens & Lee, 208 North Third Street, Harrisburg, Pennsylvania at 10:00 A.M., on the date (the "Closing Date") that is five (5) days after the satisfaction of all conditions to closing (other than satisfaction of conditions to closing that can only be satisfied at closing) or at such time and date thereafter as the Parties may mutually agree (the "Effective Time").

                                       8

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                  2.5      Closing Deliveries.

                           (a)      By Davis. At the Closing, Davis shall
deliver, or cause to be delivered,

                                    (i)      a share certificate to the Buyer
         for 102,900 Shares of Class A Stock;

                                    (ii)     an assignment to the Buyer of the
         Options to acquire 295,000 shares of Class B Stock; and

                                    (iii)    all other documents and items
         required to be delivered by Davis pursuant to Section 7.3.

                           (b)      By Buyer. At the Closing, Buyer shall
deliver, or cause to be delivered,

                                    (i)      wire transfers of immediately
         available funds in accordance with Section 2.3 hereof; and

                                    (ii)     all other documents and items
         required to be delivered pursuant to Section 7.2 hereof.

                                  ARTICLE III -

                 REPRESENTATIONS AND WARRANTIES OF DAVIS AND FHI

         Davis and FHI represent and warrant to Buyer that the statements in this Article III are true and correct, except as set forth in the disclosure schedule delivered by FHI to Buyer as of this date and acknowledged by the Parties (the "FHI Disclosure Schedule"). The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The FHI Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered sections and schedules contained in or referred to in this Article III. The representations and warranties of Davis and FHI contained in this Article III and elsewhere in this Agreement, or in the FHI Disclosure Schedule or any other document delivered pursuant to or contemplated by this Agreement, shall not be affected or deemed waived by reason of the fact that Buyer and/or its representatives knew or should have known that any such representation or warranty is or might be untrue or inaccurate in any respect. For purposes of the representations and warranties of Davis and FHI contained in this Article III and elsewhere in this Agreement, or in the FHI Disclosure Schedule or any other

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document delivered pursuant to or contemplated by this Agreement, the assumption has been made that the conditions set forth in subsections 7.1(b) and (g) will be satisfied and that the Bank Pledge will be discharged in accordance with Section 2.3 hereof.

                  3.1 Organization, Standing and Power. FHI and each of FHI's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own properties and to carry on business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on FHI. Each FHI Subsidiary which is engaged in the business of insurance has valid and subsisting licenses to conduct the insurance business conducted by such Subsidiary. All of FHI's Subsidiaries are listed on Schedule 3.1, identifying thereon (with respect to each Subsidiary which is an insurance company) its state of domicile and the states in which it is licensed to conduct an insurance business. Except as disclosed on Schedule 3.1, FHI does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest constituting in excess of five percent (5%) of the ownership in, any other corporation, partnership, joint venture or other business association or entity. FHI has delivered to Buyer a true and correct copy of the Certificate of Incorporation, as amended (the "Certificate of Incorporation") of FHI, and the Bylaws, as amended (the "Bylaws") of FHI, and the Certificate of Incorporation and Bylaws or other organizational documents, as applicable, of each of its Subsidiaries, each as amended to date. FHI is not in violation of any of the provisions of the Certificate of Incorporation or Bylaws, and no such Subsidiary is in violation of any provisions of its equivalent organizational documents. Except as set forth on Schedule 3.1, FHI owns beneficially and of record all outstanding shares of capital stock of each of its Subsidiaries, and all such shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of capital stock of each such Subsidiary are owned by FHI free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance (collectively, "Liens"). Except as set forth on Schedule 3.1, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities, voting agreements or proxies, or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating FHI or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

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                  3.2      Capital Structure. The authorized capital stock of
FHI consists of 800,000 shares of Class A Stock, 400,000 shares of Class B Stock and 26,450 shares of preferred stock divided into 10,000 shares of Series A Preferred Stock and 16,450 shares of Series B Preferred Stock. As of the date hereof, 210,000 shares of Class A Stock were issued and outstanding and held by Davis, no shares of Class B Stock were issued and outstanding, 10,000 shares of Series A Preferred Stock were issued and outstanding and held by the Series A Holders, and 11,753.8311 shares of Series B Preferred Stock were issued and outstanding and held by American Reinsurance Company. No shares of FHI Capital Stock were held in treasury. All outstanding shares of FHI Capital Stock are duly authorized, validly issued, fully paid and nonassessable and are free and clear of any Liens other than Liens created by or imposed upon the holders thereof, and, except as set forth in Schedule 3.2 or in the Shareholder Documents, are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of FHI, or any agreement to which FHI is a party or by which it is bound. Davis holds options to acquire 590,000 shares of Class A Stock; the Series A Holders hold options to acquire shares of Class B Stock under certain circumstances pursuant to Section
7.4 of a Subscription and Shareholder Agreement dated July 17, 1997 by and among Davis, FHI and the Series A Holders; and American Reinsurance Company holds a warrant to acquire 100,000 shares of Class B Stock, subject to adjustment as set forth in the warrant. Except as set forth in the preceding sentence or in the Shareholder Documents, there are no other options, commitments or agreements of any character to which FHI is a party or by which it is bound obligating FHI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of FHI Capital Stock, or obligating FHI to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. All issuances of securities by FHI and its Subsidiaries, including all FHI Capital Stock, since their respective dates of incorporation complied with all applicable federal and state securities laws, and all registrations and filings required thereby have been timely made by or on behalf of the issuer thereof. Except as set forth on Schedule 3.2 or in the Shareholder Documents, there are no Contracts, commitments or understandings relating to the voting, purchase or sale of any FHI Capital Stock or any of its Subsidiaries (i) between or among FHI and any of its stockholders or any third party, and (ii) between or among any of FHI's stockholders or any third party. True and complete copies of any agreements and instruments relating to the issuance, sale, purchase or redemption of any FHI Capital Stock, are listed on Schedule 3.2 (except that the Shareholder Documents are hereby incorporated therein by reference) and have been provided to Buyer.

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                  3.3      Authority. FHI has all requisite corporate power and
authority, and Davis have all requisite power and authority, to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FHI. This Agreement has been duly executed and delivered by FHI and Davis and constitutes a valid and binding obligation of FHI enforceable against each of FHI and Davis in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. Except as described on Schedule 3.3, the execution and delivery of this Agreement by FHI and Davis does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of FHI or equivalent organizational documents of any of FHI's Subsidiaries, as amended, (ii) any Contract to which Davis, FHI or any of its Subsidiaries is a party or by which any of them is bound, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Davis, FHI or any of its Subsidiaries or any of their properties or assets, or to which Davis, FHI or any of its Subsidiaries or any of their properties or assets is subject or bound or that give rise to any Lien, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (iii) would not have had and could not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Davis, FHI or any of its Subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for the approval of the Pennsylvania Department of Insurance.

                  3.4 Financial Statements. FHI has provided to Buyer the audited financial statements, including the footnotes thereto, of FHI and its Subsidiaries for the fiscal year ended December 31, 2000, and the related report of Brown Schultz Sheridan and Fritz thereon, (the "FHI Financial Statements"). The Financial Statements of FHI were prepared in accordance with GAAP applied on a consistent basis throughout the periods presented. The FHI Financial Statements fairly present the consolidated financial condition, operating results, cash flows and changes in stockholders' equity of FHI and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments that were not material in amount). No

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financial statements of any Person other than FHI's Subsidiaries are required by
GAAP to be included in the consolidated financial statements of FHI.

                  3.5 Absence of Certain Changes. Since the FHI Balance Sheet Date, FHI and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as set forth in
Schedule 3.5, there has not occurred: (i) any change, event or condition (whether or not covered by insurance or reinsurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on FHI;
(ii) any acquisition, sale or transfer of any material asset of FHI or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by FHI or any revaluation by FHI of any of its or any of its Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of FHI (other than stock dividends to the Series B Holders), or any direct or indirect redemption, purchase or other acquisition by FHI of any FHI Capital Stock; (v) any material Contract entered into by FHI or any of its Subsidiaries, other than in the ordinary course of business and as provided to Buyer, or any material amendment or termination of, or default under, any material Contract to which FHI or any of its Subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of FHI or organizational documents of any of its Subsidiaries; or (vii) any increase in or modification of the compensation, benefits or severance amounts payable or to become payable by FHI or any of its Subsidiaries to any of their directors, employees or insurance agents (other than compensation and benefit increases made solely in the ordinary course of business). FHI and its Subsidiaries have not agreed since the FHI Balance Sheet Date to do any of the things described in the preceding clauses (i) through
(vii) and are not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement ).

                  3.6 Absence of Undisclosed Liabilities. FHI and its Subsidiaries have no material obligations or liabilities of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), other than (i) those set forth or adequately provided for in the FHI Balance Sheet or in the footnotes thereto (including claims reserves for reported and incurred but not reported claims under policies of insurance issued by FHI and its Subsidiaries),
(ii) those incurred in the ordinary course of business since the FHI Balance Sheet Date and consistent with past practice (only if such obligations or liabilities do not arise out of, result from or relate to any breach of contract, breach of warranty, tort, infringement or violation of law); and (iii) those incurred in connection with the execution of this Agreement.

                  3.7      Litigation.

                           (a)      Except as set forth on Schedule 3.7(a),
there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or to the knowledge of FHI or any of its Subsidiaries threatened, against FHI or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors, except for policyholder claims in the ordinary course of business made under insurance policies issued by FHI's Subsidiaries none of which (i) if determined adversely would have or could reasonably be expected to have a Material Adverse Effect on FHI, net of posted reserves and reinsurance receivables that may be recorded as an asset under GAAP, or (ii) involves claims of bad faith, extra contractual claims, or claims giving rise to punitive damages (in each case, excluding any and all damages based on amounts recoverable under the terms of the applicable insurance policy). There is no agreement, judgment, injunction, decree or order against FHI or any of its Subsidiaries, or, to the knowledge of FHI and its Subsidiaries, any of their respective directors, officers or stockholders, that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that has or could reasonably be expected to have a Material Adverse Effect on FHI or its Subsidiaries. Neither FHI nor any of its Subsidiaries has been advised by any Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

                           (b)      Except as described on Schedule 3.7(b),
during the five year period prior to the date hereof there have been no civil, criminal or administrative proceedings or investigations to which Davis, FHI or any of its Subsidiaries has been a party which sought (i) payment of any criminal or administrative fines or penalties by Davis, FHI or any of its Subsidiaries or any employee thereof, whether in such Person's capacity as an employee of FHI or any FHI Subsidiary or otherwise, (ii) civil damages in excess of $50,000, or (iii) injunctive relief of any type or nature against Davis, FHI or any of its Subsidiaries.

                  3.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, decree or order binding upon FHI or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of FHI or any of its Subsidiaries, any acquisition of property by FHI or any of its Subsidiaries or the conduct of business by FHI or any of its Subsidiaries. Neither FHI nor any of its Subsidiaries has been advised by any Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

                  3.9 Insurance Licenses, Insurance Reports and FHI Authorizations.

                           (a)      FHI and its Subsidiaries have all valid and
subsisting insurance licenses required to conduct the insurance business conducted by each of them (the "Insurance Licenses"), and have timely filed all insurance reports, registrations and statements (together with the Annual Statements and Quarterly Statements referred to below, the "Insurance Reports"), required to be obtained by any of them from or filed with the Pennsylvania Department of Insurance or any other state or foreign insurance licensing authority (collectively, the "Insurance Authorities"). Copies of all Insurance Licenses applied for, issued to or held by FHI's Subsidiaries are attached to
Schedule 3.9. All Insurance Reports filed with any Insurance Authority by FHI or its Subsidiaries complied in all material respects with the applicable statutes, rules and regulations enforced or promulgated by such Insurance Authority, and were true, correct and complete in all material respects as so filed therewith. For each Subsidiary of FHI that conducts an insurance business, the required annual statutory financial statements (including the notes thereto) (the "Annual Statements") and the statutory financial statements required to be filed on a quarterly basis (including the notes thereto) (the "Quarterly Statements") of each such Subsidiary are and, with respect to Annual Statements and Quarterly Statements required to be filed after the date hereof and prior to the Effective Time will be, prepared in conformity with accounting practices prescribed or permitted by the Insurance Authority of such Subsidiary's state of domicile ("SAAP") consistently applied, and present fairly (or will present fairly), as of their respective dates, the admitted assets, liabilities and capital and surplus of each such Subsidiary at the dates stated (or to be stated) therein on the basis of SAAP consistently applied. Copies of all such Annual Statements and Quarterly Statements that were required to be filed since January 1, 1998, have been (and, with respect to any such statements required to be filed after the date hereof and prior to the Effective Time, will be) provided to Buyer.

                           (b)      Neither FHI nor any of its Subsidiaries has
received any approvals from any Insurance Authority to engage in, within the last three fiscal years has engaged in, or has sought or plans to seek any approval to engage in, any "permitted practices" in the preparation, submission or filing of any Insurance Reports that deviate from SAAP as prescribed by any such Insurance Authority.

                           (c)      FHI and each of its Subsidiaries has
obtained from each Governmental Entity (other than Insurance Authorities) all other consents, licenses, permits, grants and other authorizations (i) pursuant to which FHI or any of its Subsidiaries operates or holds any interest in any of its properties, or (ii) that is required for the operation of its business or the holding of any such interest other than its conduct of the business of insurance (sub-items (i) and (ii) herein, together with the Insurance Licenses, are collectively referred to as the "FHI Authorizations"), except where the failure to obtain any such consent, license, permit, grant or authorization will not have a Material Adverse Effect. Each of the FHI Authorizations is in full force and effect and will not be revoked or otherwise adversely affected by the transaction contemplated by this Agreement.

                           (d)      During the three (3) years prior to the date
hereof, each FHI Subsidiary which conducts an insurance business (a) has not had its license or qualification to conduct insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best knowledge of FHI and its Subsidiaries has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license, and (b) has complied in all material respects with all laws, regulations and orders of Insurance Authorities applicable to its businesses and the present use of its properties, and the business conducted by it, and does not violate in any material respect any such laws, regulations or orders.

                  3.10 Title to Property. FHI and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the FHI Balance Sheet or acquired after the FHI Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the FHI Balance Sheet Date in the ordinary course of business, none of which were material in nature or amount), or in the case of leased properties and assets, valid leasehold interests in properties or assets used in the business of FHI and its Subsidiaries, free and clear of all Liens of any kind or character, except (i) Liens for current Taxes not yet due and payable, (ii) such imperfections of title, Liens and easements as do not and will not materially detract from or interfere with the current or proposed use of the properties subject thereto or affected thereby, or otherwise materially impair current or proposed business operations involving such properties, and (iii) Liens securing debt that is fully reflected on the FHI Balance Sheet and the notes thereto. The plant, property and equipment of FHI and its Subsidiaries used in their business operations are, in all material respects, in usable condition and repair, ordinary wear and tear excepted. All properties used in the business operations of FHI and its Subsidiaries are reflected in the FHI Balance Sheet to the extent GAAP requires the same to be reflected thereon. Schedule 3.10 identifies
(i) each parcel of real property owned or leased by FHI or any of its Subsidiaries, (ii) any items of personal property of FHI or any of its Subsidiaries utilized by its insurance agents or other third parties under any lease or bailment requiring annual payments in excess of $5,000 per lease or bailment, and (iii) all leases of real property.

                  3.11     Intellectual Property.

                           (a)      FHI and its Subsidiaries own, free and clear
of all Liens, or are licensed or otherwise possess legally enforceable rights to use, all , trademarks, trade names, service marks, domain names, copyrights, technology, know-how, trade secrets, , computer software programs or applications, and all other tangible or intangible proprietary information or material (collectively, "Intellectual Property") used in the business of FHI or its Subsidiaries, subject to such imperfections in title, license or rights that would not have a Material Adverse Effect. Schedule 3.11 lists all Intellectual Property owned or licensed by FHI or its Subsidiaries other than trade secrets. FHI and its Subsidiaries have not entered into any exclusive Contracts relating to their Intellectual Property.

                           (b)      To the knowledge of FHI and its
Subsidiaries, there is no and has been no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of FHI or any of its Subsidiaries, or any Third Party Intellectual Property Right of any third party to the extent licensed by or through FHI or any of its Subsidiaries, by any Person, including any employee or former employee of FHI or any of its Subsidiaries. Neither FHI nor any of its Subsidiaries has received a claim or been sued in any suit, action or proceeding that involves a claim of infringement of any trademarks, trade names, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party. Neither FHI nor any of its Subsidiaries has entered into any Contract to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or licensing agreements entered into in the ordinary course of business.

                  3.12 Environmental Matters. The following environmental representations and warranties only apply to actions, occurrences or conditions arising subsequent to January 1, 1989, unless a more current date is specified. Except as set forth on Schedule 3.12, (i) since January 1, 1989, to the best of FHI's knowledge, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities in violation of Environmental and Safety Laws; (ii) since January 1, 1989, all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws in all material respects; (iii) since January 1, 1989, FHI and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to FHI's knowledge, threatened relating to any material violation of any Environmental and Safety Laws; (v) neither FHI nor any of its Subsidiaries is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or similar state statute, arising out of events occurring since January 1, 1989 and prior to the Effective Time; (vi) to the best of FHI's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) since January 1, 1989, the Facilities and FHI's and its Subsidiaries' uses and activities therein have at all times complied with all Environmental and Safety Laws in all material respects; and (xi) FHI and its Subsidiaries have all material permits and licenses required to be issued under Environmental and Safety Laws and are in material compliance with the terms and conditions of each such permit and license.

                  3.13 Taxes. FHI and its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which FHI or any of its Subsidiaries is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid (or withheld and paid) all Taxes owed by (or required to be withheld and paid by) FHI and its Subsidiaries (whether or not shown on any Tax Return), unless appropriately contested thereby and accrued in the balance sheet contained in the FHI Financial Statements. All such Tax Returns are complete and accurate in all respects and properly reflect the Taxes of FHI and its Subsidiaries for the periods covered thereby. FHI has provided adequate accruals in accordance with GAAP in the FHI Financial Statements for any Taxes that were not paid as of the date of such financial statements, whether or not shown as being due on any Tax Return. FHI and its Subsidiaries are not delinquent in the payment of any Tax, assessment or similar governmental charge. Neither FHI nor any of its Subsidiaries has received any notice that any Tax deficiency has been asserted against FHI or any of its Subsidiaries, and there is no threat of such assertion. There is no unpaid assessment, deficiency or delinquency in the payment of any Tax that could be asserted by any Tax Authority. Neither FHI nor any of its Subsidiaries has violated any applicable federal, state, local or foreign Tax law in any material respect. Except as disclosed in the FHI Financial Statements, (i) no claim for Taxes has become a Lien against the property of FHI or any of its Subsidiaries or is being asserted against FHI or any of its Subsidiaries, (ii) no action, suit, proceeding, investigation, claim or audit has formally commenced and no written notification has been given that such audit or other proceeding is pending or threatened with respect to FHI or any of its Subsidiaries in respect of any Tax, (iii) no extension or waiver of the statute of limitations on the assessment or collection of any Tax has been granted by FHI or any of its Subsidiaries and is currently in effect, and (iv) there is no agreement, Contract or arrangement to which FHI or any of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G, 162 or 404 of the Code. FHI has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13, neither FHI nor any of its Subsidiaries is a party to any tax sharing or tax allocation agreement with any other entity, nor does FHI or any of its Subsidiaries owe any amount to any other entity under any such agreement. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to FHI or any of its Subsidiaries. All Taxes that FHI or any of its Subsidiaries is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, Tax Authority or other Person. FHI and its Subsidiaries will not be required to include any amount in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a Taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local, or foreign tax laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any Taxable income from "excess loss accounts" or "intercompany transactions" as defined in the Code or the applicable Treasury Regulations (or any corresponding provision of state, local or foreign tax laws). Schedule 3.13 sets forth a reasonably detailed description of the nature of any pending audit relating to Taxes. No claim has been made by a Tax Authority in any jurisdiction in which FHI or any of its Subsidiaries does not file Tax Returns that FHI or any of its Subsidiaries is required to file Tax Returns in such jurisdiction and, to the knowledge of FHI and its Subsidiaries, no Tax Authority could reasonably make any such claim.

                  3.14     Employee Benefit Plans.

                           (a)      Schedule 3.14 lists (i) all employee benefit
plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and related trusts that are maintained or contributed to by FHI or any of its Subsidiaries or with respect to which FHI or any of its Subsidiaries has any liability or obligation to contribute, (ii) each loan to a non-officer employee or former employee of FHI or any of its Subsidiaries, loans to officers and directors of FHI or any of its Subsidiaries and any stock option, stock purchase, phantom stock, stock appreciation right, severance, sabbatical, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section
129), or accident insurance plans, programs or arrangements benefiting employees or former employees of FHI or any of its Subsidiaries, (iii) all bonus, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements benefiting employees or former employees of FHI or any of its Subsidiaries, (iv) other fringe or employee benefit plans, programs or arrangements that apply to management and other employees of FHI or any of its Subsidiaries, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations (exclusive of an obligation to pay for ongoing services) of FHI or any of its Subsidiaries of greater than $25,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of FHI or any of its Subsidiaries (together, the "FHI Employee Plans").

                           (b)      FHI has furnished to Buyer a copy of each of
the FHI Employee Plans and related plan documents (including trust documents, insurance policies or contracts with third party administrators, actuaries, investment managers, consultants and all independent contractors related to such FHI Employee Plans, employee booklets, employment manuals, policy manuals, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto), the most recent actuarial report, where applicable, and has, with respect to each FHI Employee Plan that is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any FHI Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. FHI has furnished Buyer with the most recent Internal Revenue Service determination letter issued with respect to each such FHI Employee Plan, and nothing has occurred since the issuance of each such letter that would be reasonably expected to cause the loss of the tax qualified status of any FHI Employee Plan subject to Code Section 401(a).

                           (c)      (i) No FHI Employee Plan promises or
provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any FHI Employee Plan; (iii) each FHI Employee Plan has been administered, in all material respects, in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and FHI and each of its Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or in violation by any other party to, and are otherwise in full compliance with ERISA, the Code and other applicable laws with respect to any of the FHI Employee Plans; (iv) neither FHI nor any of its Subsidiaries is subject to any liability or penalty under Sections 4971 through 4980E of the Code or Title I of ERISA with respect to any of the FHI Employee Plans; (v) all contributions required to be made by FHI or any of its Subsidiaries to any FHI Employee Plan have been made on or before their due dates and the full amount required has been accrued for contributions to each FHI Employee Plan for the current plan years; (vi) with respect to each FHI Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no FHI Employee Plan is covered by, and neither FHI nor any of its Subsidiaries nor any trade or business (whether or not incorporated) that is, or at any time within the six-year period preceding the date of this Agreement, was treated as a single employer with FHI (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (n) or (o) of the Code, maintains or contributes to or at any time within the six-year period preceding the date of this Agreement maintained or contributed to or had an obligation to contribute to any employee benefit plan covered by or has incurred or expects to incur any liability under Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code; (viii) each FHI Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Buyer and without any additional accrual on the books of FHI or any of its Subsidiaries; and (ix) no FHI Employee Plan promises or provides benefits to any of FHI's or its Subsidiaries' independent contractors or subcontractors. With respect to each FHI Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, FHI has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such FHI Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of FHI or its Subsidiaries is threatened, against or with respect to any such FHI Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit that will or may be made by FHI or any of its Subsidiaries to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                           (d)      The consummation of the transactions
contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of FHI, any of its Subsidiaries or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

                           (e)      There has been no amendment to, written
interpretation or announcement (whether or not written) by FHI or any of its Subsidiaries relating to, or change in participation or coverage under, any FHI Employee Plan that would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan as reflected in the FHI Financial Statements for the most recently completed fiscal year.

                  3.15     Certain Agreements Affected. Except as set forth on
Schedule 3.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of FHI or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable by FHI, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  3.16     Employees and Insurance Agents.

                           (a)      Schedule 3.16 sets forth (i) information
regarding (including copies of Contracts with) all managing general agents with underwriting authority on behalf of FHI's Subsidiaries, and (ii) names, annual rates of salary, bonus, profit-sharing, incentive compensation, employee benefits and other material compensation of all present officers, directors, employees, agents (including insurance agents) and independent contractors of FHI and its Subsidiaries (other than employees of FHI or its Subsidiaries with aggregate compensation of less than $40,000 reported on their 1999 Forms W-2 as reported to the Internal Revenue Service) paid by FHI or its Subsidiaries.
Schedule 3.16 also sets forth all loans and advances (other than routine travel advances to be repaid or formally accounted for within thirty days and reflected on the books of FHI) made by FHI or any of its Subsidiaries to employees or agents (including insurance agents) since the FHI Balance Sheet Date. FHI and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. FHI and its Subsidiaries have withheld all amounts required by law or by Contract to be withheld from the wages, salaries and other payments to employees; and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. FHI and its Subsidiaries are not liable for any material payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against FHI or any of its Subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability. Neither FHI nor any of its Subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no actions, suits, proceedings, claims, arbitrations or investigations pending by or before any Governmental Entity regarding employee claims against FHI or any of its Subsidiaries. Neither FHI nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract, nor does FHI or any of its Subsidiaries have knowledge of any activities or proceedings of any labor union to organize any such employees. To the knowledge of FHI and its Subsidiaries, no employees of FHI or any of its Subsidiaries are in material violation of any term of an employment contract, noncompetition agreement, or restrictive covenant to a former employer relating to the right of any such employee to be employed by FHI or any of its Subsidiaries because of the nature of the business conducted by FHI or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

                           (b)      FHI and its Subsidiaries conduct their
insurance business solely through the American independent agency system, and none of them is engaged in any direct sales of insurance products to customers by way of the Internet or any other direct-writing distribution arrangement. FHI's relationships with its independent agents can reasonably be characterized as good, and no agent (or group of agents) that accounted for more than one percent (1%) of the insurance premium of FHI and its Subsidiaries during the fiscal year ended December 31, 1999, has indicated to FHI or any of its Subsidiaries that it will discontinue or materially decrease its level of business written with any of FHI's Subsidiaries, whether as a result of the transactions contemplated by this Agreement or otherwise. Schedule 3.16 identifies each managing general agent engaged by any FHI Subsidiary in its business of insurance and the nature of the business relationship therewith. FHI has separately delivered to Buyer the Bonus Commission Agreement with Davis Insurance Agency, Inc.

                  3.17 Interested Party Transactions . Except as disclosed in Schedule 3.17, (i) neither FHI nor any of its Subsidiaries is indebted to any director or officer of FHI or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and (ii) no such Person is indebted to FHI or any of its Subsidiaries.

                  3.18 Insurance. Schedule 3.18 lists all insurance policies owned or held by FHI and its Subsidiaries. All such insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid to the extent due and no notice of cancellation or termination has been received with respect to any such policy.

                  3.19 Books and Records. The books of account of FHI and its Subsidiaries reflect all material items of income and expense and all material assets, liabilities and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP and in accordance with SAAP as prescribed or permitted by the Pennsylvania Department of Insurance. The minute books of FHI and its Subsidiaries have been provided to Buyer and contain complete and accurate summaries of all meetings of directors and stockholders or actions by written consent since the time of incorporation of FHI and its respective Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. Such minutes or consents have not been rescinded or amended except as reflected in such minute books.

                  3.20 Complete Copies of Materials. FHI has delivered true and complete copies of each document that has been requested by Buyer, its counsel and its accountants in connection with their business, legal and accounting review of FHI and its Subsidiaries.

                  3.21 Brokers' and Finders' Fees. Except for a payment obligation to CIC, Inc. to be paid equally by Buyer and FHI, FHI and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  3.22 No Stockholder Vote. No vote of the holders of any class of FHI Capital Stock is necessary to approve this Agreement and the transactions contemplated hereby.

                  3.23 Agreements. Schedule 3.23 contains a true and complete list of all oral and written Contracts to which FHI or any of its Subsidiaries is a party or by which any of their properties or assets may be bound and which (a) involve obligations by any party thereto in excess of $50,000; (b) contain any provision or option relating to the sale by FHI or any of its Subsidiaries of any business or material assets; or (c) are Contracts to which any Governmental Entity is a party; provided, that notwithstanding the foregoing provisions of this Section 3.23, the FHI Disclosure Schedule need not list, and for such purpose the term "Contracts" shall not include, agreements for which the obligations of the parties thereto have been completely fulfilled or which are listed on any other schedule. All Contracts required to be disclosed on Schedule 3.23 were entered into by FHI or its Subsidiaries in the ordinary course of business (except as otherwise indicated thereon), are valid and binding and in full force and effect with respect to FHI or any Subsidiary of FHI that is a party thereto and each of the other parties thereto, and there exists no material breach or default by FHI or any of its Subsidiaries that is a party thereto or any claim of such a breach or default, or any event which, with notice or lapse of time or both, would constitute a material breach or default by FHI or any of its Subsidiaries that is a party thereto. Except as set forth on Schedule 3.23, the execution, delivery and performance of this Agreement will not cause or result in a breach or default, or result in termination or modification, with or without notice or consent, of any Contract required to be disclosed on Schedule 3.23. FHI has provided to Buyer true and complete copies, including amendments, modifications and assignments relating thereto, of all such written Contracts and true and correct summaries of all such oral Contracts.

                  3.24 Certain Acts. Neither FHI nor any of its Subsidiaries nor, to the knowledge of FHI or Davis, any of their former or current officers, directors, employees, agents or representatives, has, directly or indirectly,
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing and maintaining business or any FHI Authorizations, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of FHI or any of its Subsidiaries or Affiliates, or (iv) in violation of any laws, or (b) established or maintained any fund or asset that, in accordance with generally accepted accounting principles, should have been and has not been recorded in the books and records of FHI.

                  3.25 Banking Information. Schedule 3.25 contains a list of all bank accounts, custodial accounts and credit facilities and authorized signatories on bank accounts, custodial accounts and credit facilities of FHI and its Subsidiaries. No Person other than as listed on Schedule 3.25 is authorized to withdraw any funds on such bank accounts or custodial accounts or to draw down on such credit facilities.

                  3.26 Loss Reserves. FHI has provided to Buyer its independent actuary's opinion and analysis of the loss reserves of FHI and its Subsidiaries as of December 31, 2000, and will provide its independent actuary's opinion and analysis of such loss reserves as of March 31, 2001, as soon as available prior to the Effective Time. From the FHI Balance Sheet Date through the Closing Date, FHI and its Subsidiaries have reserved and will continue to reserve against losses in a manner consistent with past practice.

                  3.27     Insurance Policies; Reinsurance.

                           (a)      Schedule 3.27 contains a true and complete
list of all types of insurance policies issued by FHI's Subsidiaries in any jurisdiction. FHI has made available to Buyer true and complete copies of all forms of insurance policies of FHI's Subsidiaries together with all forms of endorsements thereto (other than policies or endorsements issued on forms prepared by the Insurance Services Office).

                           (b)      Schedule 3.27 contains a true and complete
list of all reinsurance agreements to which FHI or any of its Subsidiaries is a party and to which any of them has been a party since January 1, 1998. Copies of all such reinsurance agreements have been made available to Buyer. The consummation of the transactions contemplated by this Agreement will not, without the Buyer's consent, adversely affect, limit or terminate the continuing obligations of reinsurers under such reinsurance agreements.

                           (c)      Except as disclosed on Schedule 3.27, to the
knowledge of FHI and its Subsidiaries (i) no material default of any party under any reinsurance agreement required to be listed on Schedule 3.27 has occurred and no basis exists for the declaration of any default or termination right thereunder, except for agreements which, prior to the Closing, have or will have expired by their terms, and (ii) each party to any reinsurance agreement required to be listed on Schedule 3.27 was, at the date such reinsurance agreement was executed and delivered, solvent and financially capable of fulfilling its obligations to FHI or its Subsidiaries thereunder.

                  3.28 Data Processing Matters. Except as otherwise set forth on Schedule 3.28:

                           (a)      FHI and its Subsidiaries do not have any of
their respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of FHI and its Subsidiaries.

                           (b)      FHI and its Subsidiaries own, lease or
license certain computer equipment, associated peripheral devices, and related operating and application systems and other software utilized in connection with their business and operations (collectively, the "Data Processing Systems"). FHI and its Subsidiaries have not been advised by any consultant or other third party that the Data Processing Systems do not adequately meet the data processing needs of FHI and its Subsidiaries and their operations as presently conducted in any material respect.

                           (c)      FHI and its Subsidiaries have taken
appropriate action by instruction, agreement or otherwise with its employees or other Persons permitted access to system application programs and data files used in the Data Processing Systems to protect against unauthorized access, use, copying, modification, theft and destruction of such programs and files, to the extent usual and customary. FHI and its Subsidiaries have not sustained disruption of business or loss by reason of unauthorized access, use, copying, modification, theft or destruction of such programs and files by its current or former employees or other Persons permitted access thereto.

                           (d)      The data processing and data storage
facilities of FHI and its Subsidiaries are adequate, properly protected and possess proper temperature and humidity control devices and fire protection equipment.

                           (e)      FHI and its Subsidiaries have arranged for
back-up data processing services in the event that the Data Processing Systems or any component thereof are rendered temporarily or permanently inoperative as a result of a natural or other disaster.

                  3.29 Ownership of Class A Stock and Options. Davis owns beneficially and of record all outstanding shares of Class A Stock and Options free and clear of any Liens, except the Bank Pledge. Except as set forth in the Shareholder Documents or on Schedule 3.30, there are no outstanding voting agreements or proxies, or other commitments or agreements of any character relating to the Class A Stock or Options or otherwise obligating Davis to transfer, sell, purchase or redeem any shares of Class A Stock or Options.

                  3.30 Representations Complete. No statement, certificate, instrument or other writing furnished or to be furnished by FHI pursuant to this Agreement or any Schedule or Exhibit hereto, including the FHI Disclosure Schedule, or any certificate, instrument or other writing furnished or to be furnished by FHI pursuant thereto, contains or will contain at the Effective Time any untrue statement of a material fact, or when taken together omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV -

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represent and warrant to FHI as follows:

                  4.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer has the requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Buyer is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

                  4.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Buyer, or
(ii) any Contract, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets, or to which Buyer or any of its properties or assets is subject or bound or that give rise to any Liens. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except for the filing of a Form

A with the Pennsylvania Department of Insurance and the obtaining of approval therefrom.

                  4.3 Litigation. There is no agreement, judgment, injunction, decree or order against Buyer or any of its Subsidiaries, or, to the knowledge of Buyer and its Subsidiaries, any of their respective directors or officers (in their capacities as such) that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that has or could reasonably be expected to have a Material Adverse Effect on the ability of Buyer to consummate the transactions contemplated by this Agreement. Neither Buyer nor any of its Affiliates has been advised by a Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

                  4.4 Broker's and Finders' Fees. Except for a payment obligation to CIC, Inc. to be paid equally by Buyer and FHI, Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  4.5 Board Approval. The Board of Directors of Buyer has approved this Agreement.

                  4.6 Financial Capability. Buyer has and shall have, as of the Effective Time, sufficient funds to consummate the transactions contemplated by this Agreement.

                  4.7      Insurance Licenses, Insurance Reports and
Authorizations.

                           (a)      Buyer and its Affiliates have all valid and
subsisting insurance licenses required to conduct the insurance business conducted by each of them (the "Insurance Licenses"), and have timely filed all insurance reports, registrations and statements (together with the Annual Statements and Quarterly Statements referred to below, the "Insurance Reports"), required to be obtained by any of them from or filed with the Pennsylvania Department of Insurance or any other state or foreign insurance licensing authority (collectively, the "Insurance Authorities"). All Insurance Reports filed with any Insurance Authority by Buyer or its Affiliates complied in all material respects with the applicable statutes, rules and regulations enforced or promulgated by such Insurance Authority, and were true, correct and complete in all material respects as so filed therewith. For Buyer and its Affiliates that conduct an insurance business, the required annual statutory financial statements (including the notes thereto) (the "Annual Statements") and the statutory financial statements required to be filed on a quarterly basis

(including the notes thereto) (the "Quarterly Statements") of each are and, with respect to Annual Statements and Quarterly Statements required to be filed after the date hereof and prior to the Effective Time will be, prepared in conformity with accounting practices prescribed or permitted by the Insurance Authority of its state of domicile ("SAAP") consistently applied, and present fairly (or will present fairly) as of their respective dates the admitted assets, liabilities and capital and surplus of each at the dates stated (or to be stated) therein on the basis of SAAP consistently applied. Copies of the most recent Annual Statement have been (and, with respect to any Insurance Reports required to be filed after the date hereof and prior to the Effective Time, will be ) provided to FHI.

                           (b)      Neither Buyer nor any of its Affiliates has
received any approvals from any Insurance Authority to engage in, within the last three fiscal years has engaged in, or has sought or plans to seek any approval to engage in, any "permitted practices" in the preparation, submission or filing of any Insurance Reports that deviate from SAAP as prescribed by any such Insurance Authority.

                           (c)      During the three (3) years prior to the date
hereof, Buyer and each Affiliate that conducts an insurance business (i) has not had its license or qualification to conduct insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best knowledge of Buyer has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license, and (ii) has complied in all material respects with all laws, regulations and order of Insurance Authorities applicable to its businesses and the present use of its properties, and the business conducted by it, and does not violate in any material respect any such laws, regulations or orders.

                  4.8 Representations Complete. No statement, certificate, instrument or other writing furnished or to be furnished by Buyer pursuant to this Agreement, or any certificate furnished or to be furnished by Buyer pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V -

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

                  5.1 Conduct of Business of FHI. Prior to the Closing, FHI shall, and shall cause its Subsidiaries to (except to the extent expressly contemplated by this Agreement or as consented to in writing by Buyer), carry on its and its

Subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its and its Subsidiaries' present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its Subsidiaries' relationships with all insurance regulatory authorities, independent insurance agents, reinsurers, customers, suppliers, licensors, licensees and others having business dealings with it or its Subsidiaries, such that its and its Subsidiaries' goodwill and ongoing businesses shall not be materially impaired at the Effective Time. Davis and FHI shall promptly notify Buyer of any event or occurrence (i) not in the ordinary course of FHI or its Subsidiaries' business, (ii) that would result in a breach of any covenant or agreement of FHI or any of its Subsidiaries set forth in this Agreement, (iii) that would cause any representation or warranty of FHI in this Agreement to be untrue as of the date of such event or occurrence, or (iv) that would have a Material Adverse Effect on FHI or any of its Subsidiaries. If the event or occurrence results or would likely result in a Material Adverse Effect and has not been cured as provided in Section 8.1(c), then Buyer shall have the right to terminate this Agreement pursuant to Section 8.1(c). If such right is not exercised and the event or occurrence was not willful or intentional on the part of Davis, then the notice shall constitute a permitted amendment to the Disclosure Schedule, with respect to which no claim may be made by the Buyer.

                  5.2 Negative Covenants. Except as expressly contemplated by this Agreement, FHI shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of Buyer:

                           (a)      Charter Documents. Amend the Certificate of
Incorporation, Bylaws or equivalent organizational documents of FHI or any of FHI's Subsidiaries, except that FHI shall amend its Certificate of Incorporation to increase the authorized number of shares of Class B Stock to 1,200,000 shares;

                           (b)      Dividends; Changes in Capital Stock. Declare
or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any class of FHI Capital Stock, or split, combine or reclassify any class of FHI Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of FHI Capital Stock, or purchase, repurchase or otherwise acquire, directly or indirectly, any shares of FHI

Capital Stock, except that FHI may pay quarterly dividends at the annual rate of $5.00 per share on the Series A Preferred Stock (in cash or in kind) and the Series B Preferred Stock;

                           (c)      FHI Stock Options. Take any action to
accelerate, amend or change the period of exercisability or vesting of options or other rights otherwise granted to acquire shares of FHI Capital Stock or any benefit plan or authorize cash payments in exchange for any options or other rights granted, except that FHI shall exchange all options held by Davis to acquire 590,000 shares of Class A Stock for options to acquire 590,000 shares of Class B Stock;

                           (d)      Material Contracts. Enter into any Contract
or commitment, or violate, terminate, amend or otherwise modify or waive any of the terms of any of its Contracts, other than in the ordinary course of business consistent with past practice, and shall not enter into or modify in any material respect any Contracts or commitments with managing general agents without the prior written consent of Buyer, which consent shall not be unreasonably withheld;

                           (e)      Issuance of Securities. Issue, deliver or
sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of FHI Capital Stock or securities convertible into shares of FHI Capital Stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (other than the exchange of options to acquire shares of Class A Stock for options to acquire shares of Class B Stock) or modify any outstanding securities convertible into shares of FHI Capital Stock or subscription rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue such shares or other convertible securities other than with the consent of the Buyer to give effect to the consents referred to in
Section 7.1(g);

                           (f)      Intellectual Property. Transfer or license
to any Person or otherwise extend, amend or modify any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                           (g)      Exclusive Rights. Enter into or amend any
agreements pursuant to which any other party is granted exclusive marketing, servicing, or other exclusive rights of any type or scope with respect to any of its services, products, processes or technology;

                           (h)      Dispositions. Sell, lease, license or
otherwise dispose of or encumber any properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, except in the ordinary course of business consistent with past practice;

                           (i)      Indebtedness. Incur any indebtedness for
borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities or guarantee any debt securities of others;

                           (j)      Payment of Obligations. Pay, discharge,
satisfy, settle or compromise any amount in excess of $25,000 in any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than claims of or against insurance policyholders arising in the ordinary course of business consistent with past practice, and payment, discharge or satisfaction of liabilities reflected or reserved against in the FHI Financial Statements;

                           (k)      Capital Expenditures. Make any capital
expenditures, capital additions or capital improvements in excess of $25,000;

                           (l)      Insurance and Reinsurance. Except as
described on Schedule 5.1(l), materially reduce the amount of any insurance coverage provided by existing insurance policies or materially modify the nature, terms or amounts of existing reinsurance;

                           (m)      Reserves. Modify or readjust any insurance
reserves of any kind or nature, other than in the ordinary course of business consistent with past practice;

                           (n)      Termination or Waiver. Terminate or waive
any right of substantial value, other than in the ordinary course of business;

                           (o)      Employee Benefit Plans; New Hires; Pay
Increases. Enter into any collective bargaining agreement; establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of directors, officers or employees; hire any new officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of employees other than pursuant to ordinary annual employee reviews consistent with past practice;

                           (p)      Severance Arrangements. Grant or increase
any severance or termination pay to, or enter into any employment, severance or termination agreement with, (i) any director or officer, or (ii) any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed on the FHI Disclosure Schedule.

                           (q)      Lawsuits. Commence a lawsuit other than (i)
for the routine collection of bills, (iii) in connection with the ordinary course of its claims settlement practices, (iii) in such cases where it in good faith determines failure to commence suit would result in material impairment of a valuable aspect of its business, provided that FHI consults with Buyer prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                           (r)      Acquisitions. Except pursuant to those
Contracts referred to in the FHI Disclosure Schedule, acquire or agree to acquire by merger or consolidation with, by purchasing an equity interest in or a material portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its and its Subsidiaries' business, or acquire or agree to acquire any equity securities of any Person, other than in the ordinary course of managing its investment portfolio consistent with past practice;

                           (s)      Taxes. Make or change any election in
respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return (other than in the ordinary course of business consistent with past practice), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of a limitation period applicable to any claim or assessment in respect of Taxes;

                           (t)      Notices. Fail to give any notice or provide
other information required by applicable law to be given to the employees of FHI and any applicable Governmental Entity under the National Labor Relations Act, the Code, or other applicable law in connection with the transactions provided for in this Agreement;

                           (u)      Revaluation. Revalue any of its assets,
including writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

                           (v)      Restrictive Agreements. Enter into any
agreement with any Person limiting in any manner the territory or scope of business activities which FHI or any of its Subsidiaries may engage;

                           (w)      New Subsidiaries. Form any new Subsidiary;
or

                           (x)      Other. Take or agree in writing to take (i)
any of the actions described in Sections 5.1(a) through (w), or (ii) any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or could prevent it from performing or cause it not to perform its covenants and obligations hereunder.

                  5.3 No Solicitation. The Selling Shareholders, FHI and its Subsidiaries and their officers, directors, employees or other agents will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in Section 8.3(f)), or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to FHI or any of its Subsidiaries to, or afford access to the properties, books or records of FHI or any of its Subsidiaries to, any Person that has advised FHI that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited written Takeover Proposal shall be received by the Board of Directors of FHI, then, to the extent the Board of Directors of FHI believes in good faith (after written advice from an independent financial advisor) that such Takeover Proposal would, if consummated, result in a transaction materially more favorable to FHI's stockholders from a financial point of view than the transactions contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal"), and the Board of Directors of FHI determines in good faith after written advice from outside legal counsel that, in such outside legal counsel's judgment, there is a reasonable basis for the Board of Directors of FHI, in order to comply with its fiduciary duties under applicable Delaware Law, to conclude that it must respond to such Superior Proposal, then FHI and its officers, directors, employees, investment bankers, attorneys, accountants and other representatives retained by it may furnish in connection therewith information to the Person making such Superior Proposal and engage in negotiations with such person, and such actions shall not be considered a breach of this Section 5.3 or any other provisions of this Agreement; provided that in each such event the Selling Shareholders and FHI immediately notify Buyer of such determination by the FHI Board of Directors and provides Buyer with a true and complete copy of the Superior Proposal received from such third Person, and provides (or has provided) Buyer with all documents containing or referring to nonpublic information of FHI supplied to such third Person; provided further, that FHI shall provide such nonpublic information pursuant to a nondisclosure agreement; and provided further, that the Selling Shareholders and FHI shall not, and shall not permit any of its officers, directors, employees or other representatives to, agree to or endorse any Takeover Proposal unless the Selling Shareholders and FHI (i) have provided Buyer at least five (5) days prior notice thereof, (ii) have terminated this Agreement pursuant to Section 8.1(f), and (iii) have paid Buyer all amounts payable pursuant to Section 8.3(b). The Selling Shareholders and FHI will promptly notify Buyer after receipt of any Takeover

Proposal or any notice that any Person is considering making a Takeover Proposal or any request for nonpublic information relating to FHI or any of its Subsidiaries or for access to the properties, books or records of FHI or any of its Subsidiaries by any Person that has advised FHI or any Selling Shareholder that it may be considering making, or that has made, a Takeover Proposal, and will keep Buyer fully informed of the status and details of any such Takeover Proposal notice, and shall provide Buyer with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if in writing, or a complete written summary thereof, if not in writing.

                                  ARTICLE VI -

                              ADDITIONAL AGREEMENTS

                  6.1      Access to Information.

                           (a)      FHI shall afford Buyer and its officers,
employees, accountants, counsel and other representatives access during normal business hours during the period prior to the Effective Time to (i) all of FHI's and its Subsidiaries' properties, books, contracts, commitments and records, and
(ii) all other information concerning the business, properties and personnel of FHI and its Subsidiaries as Buyer may reasonably request. FHI shall provide to Buyer and its accountants, counsel and other representatives, copies of internal financial statements promptly upon request.

                           (b)      Subject to compliance with applicable law,
from the date hereof until the Effective Time, Davis and FHI shall confer on a regular and frequent basis with one or more representatives of Buyer to report operational matters of materiality and the general status of ongoing operations.

                           (c)      No information or knowledge obtained in any
investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement, except as set forth in Section 5.1.

                  6.2 Public Disclosure. Unless otherwise permitted by this Agreement, Buyer and FHI shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or as may be requested by A. M. Best.

                  6.3      Consents; Cooperation.

                           (a)      Each of Buyer and FHI shall promptly apply
for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated by this Agreement, and those required to be obtained from the Pennsylvania Department of Insurance, and shall use reasonable best efforts to obtain all necessary consents, waivers and approvals under any of the material Contracts of FHI and its Subsidiaries in connection with the transactions contemplated by this Agreement for the assignment thereof or otherwise. The Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings before any Insurance Authority. Buyer, with the cooperation of FHI, shall have primary responsibility for attempting to obtain the consents referred to in subsections 7.1 (b) and (g).

                           (b)      Each of Buyer and FHI shall use reasonable
best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under (i) any insurance holding company system act or insurance company licensing act administered by any Insurance Authority and any rules or regulations or policies thereunder, or (ii) any other federal, state or foreign statutes, rules, regulations, orders or decrees designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as prohibited by any law administered by an Insurance Authority or as violating any Antitrust Law, each of Buyer and FHI shall cooperate and use reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or any such other transactions, unless Buyer and FHI mutually decide in good faith that litigation is not in their respective best interests. Notwithstanding the immediately preceding sentence, it is expressly understood and agreed that no Party shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond December 31, 2001. Buyer and FHI also shall take any and all of the following actions to the extent reasonably necessary to obtain the approval of any Insurance Authority or other Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant thereto. Notwithstanding anything to the contrary in this Section 6.3, neither Buyer nor FHI nor any of its Subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated hereby.

                           (c)      Notwithstanding anything to the contrary in
Section 6.3(a) or (b), (i) neither Buyer nor any of its Subsidiaries shall be required to divest any of their respective businesses, services, product lines, assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Buyer after the Effective Time, and (ii) neither FHI nor its Subsidiaries shall be required to divest any of their respective businesses, services, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on FHI.

                  6.4 Legal Requirements. Each of Buyer, and FHI shall, and shall cause their respective Affiliates to, take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on any of them with respect to the consummation of the transactions contemplated by this Agreement, shall promptly cooperate with and furnish information to any Party necessary in connection with any such requirements imposed upon such other Party in connection with the consummation of such transactions, and shall take all reasonable actions necessary to obtain (and cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                  6.5 Best Efforts and Further Assurances. Each of the Parties shall use reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing hereunder. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

                                 ARTICLE VII -

                                   CONDITIONS

                  7.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by agreement of all Parties:

                           (a)      No Injunctions or Restraints; Illegality. No
temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, that makes the consummation of the transactions contemplated by this Agreement illegal or impractical. In the event an injunction or other order shall have been issued, each Party shall use commercially reasonable efforts to have such injunction or other order lifted.

                           (b)      Governmental Approvals. The Parties and
their respective Subsidiaries and Affiliates shall have timely filed with and obtained from each Governmental Entity (including all Insurance Authorities) all filings, notices, approvals, waivers and consents necessary for consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby, including such filings, notices, approvals, waivers and consents as may be required under applicable state insurance laws.

                           (c)      Injunctions or Restraints on Conduct of
Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal or regulatory restraint provision limiting or restricting Buyer's conduct or operation of the business of FHI and its Subsidiaries following the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by any Governmental Entity seeking the foregoing be pending or threatened in writing.

                           (d)      Shareholder Agreement. Davis, FHI and Buyer
shall have executed the Shareholder Agreement attached hereto as Exhibit A.

                           (e)      Agency Business Agreement. Davis and Buyer
shall have executed the Agency Business Agreement attached hereto as Exhibit B.

                           (f)      Employment Agreement. Davis and Buyer shall
have executed the Employment Agreement attached hereto as Exhibit C.

                           (g)      Consent and Waiver of Preferred Holders. The
Parties shall have received evidence reasonably satisfactory to them that: (i) each of the Series A Holders and American Reinsurance Company, as the holder of the Series B Preferred Stock, shall have executed a unanimous written consent to the transactions contemplated hereby and the filing of the Third Amended and Restated Certificate of Incorporation of FHI attached hereto as Exhibit D; (ii) the Series A Holders shall have executed and delivered the Series A Stock Purchase Agreement and the closing thereunder shall occur simultaneously with the Closing under this Agreement; (iii) American Reinsurance Company shall have agreed to terminate the Internal Shareholder Agreement dated December 30, 1997 between American Reinsurance Company and Davis; and (iv) American Reinsurance Company shall have delivered to FHI for cancellation the Class B Non-Voting Common Stock Purchase Warrant dated December 30, 1997 that gives the holder the right to acquire 100,000 shares of Class B Stock.

                  7.2 Additional Conditions to Obligations of Davis. The obligations of Davis to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by Davis

                           (a)      Representations, Warranties and Covenants.
(i) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date hereof and the Effective Time as though such representations and warranties were made on and as of such times, and (ii) Buyer shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Buyer as of the Effective Time.

                           (b)      Certificate of Buyer. Davis and FHI shall
have received a certificate executed on behalf of Buyer by its President certifying that the condition set forth in Section 7.2(a) shall have been fulfilled.

                           (c)      Appointment of Davis. The Board of Directors
of Buyer shall have appointed Davis to its Board of Directors and the Board of Directors of each of its Subsidiaries.

                           (d)      No Material Adverse Changes. There shall not
have occurred any event which could cause a Material Adverse Effect on Buyer.

                  7.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by Buyer:

                           (a)      Representations, Warranties and Covenants.
(i) The representations and warranties of Davis and FHI in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date hereof and the Effective Time as though such representations and warranties were made on and as of such times, and (ii) Davis and FHI shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                           (b)      Certificate of FHI. Buyer shall have been
provided with a certificate executed by Davis individually, and on behalf of FHI as its President, certifying that the condition set forth in Section 7.3(a) shall have been fulfilled.

                           (c)      Third Party Consents. FHI shall have
obtained, and Buyer shall have been furnished with evidence reasonably satisfactory to it, of the consent or approval of those Persons whose consent or approval shall be required in connection with the transactions contemplated by this Agreement under any material Contract of FHI or any of its Subsidiaries or otherwise, except where failure to obtain such consent would not have a Material Adverse Effect on FHI.

                           (d)      No Material Adverse Changes. There shall not
have occurred any event which could cause a Material Adverse Effect on FHI.

                           (e)      Options. With the written consent of Davis,
FHI shall have canceled all outstanding options to acquire Class A Stock and issued to Davis in their place the Options.

                           (f)      Resignation and Election of FHI Directors.
Each member of the Board of Directors of FHI and its Subsidiaries, other than Davis, shall have tendered his or her resignation effective as of the Effective Time and the existing directors of Buyer shall be elected or appointed directors of FHI and each of its Subsidiaries.

                                 ARTICLE VIII -

                        TERMINATION, AMENDMENT AND WAIVER

                  8.1 Termination. At any time prior to the Effective Time this Agreement may be terminated:

                           (a)      by mutual consent of Buyer and Davis;

                           (b)      by Buyer or Davis, if, without fault of the
terminating Party, the Closing shall not have occurred on or before September 30, 2001 (provided a later date may be agreed upon in writing by the Parties, and provided further that the right to terminate this Agreement under this
Section 8.1(b) shall not be available to any Party whose action or failure to act has been the cause of or resulted in the failure of the transactions contemplated by this Agreement to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                           (c)      by Buyer, if the Selling Shareholders or FHI
shall materially breach any of their representations, warranties or obligations hereunder or under the Series A Stock Purchase Agreement and such breach shall not have been cured within fifteen (15) business days of receipt by the Selling Shareholders and FHI of written notice of such breach, or if such breach cannot be cured within such time period but can be cured prior to the Effective Time and the Selling Shareholder or FHI, as the case may be, has not commenced actions reasonably necessary (in the opinion of Buyer) to cure such breach.

                           (d)      by Davis, if Buyer shall materially breach
any of its representations, warranties or obligations hereunder and such breach shall not have been cured within fifteen (15) business days following receipt by Buyer of written notice of such breach, or if such breach cannot be cured by Buyer within such time period but can be cured by Buyer prior to the Effective Time and Buyer has not commenced actions reasonably necessary (in the opinion of FHI) to cure such breach;

                           (e)      by Buyer if a Takeover Proposal shall have
occurred and FHI's Board of Directors does not within ten (10) business days of such occurrence (i) reconfirm its approval of this Agreement and the transactions contemplated hereby, and (ii) reject such Takeover Proposal;

                           (f)      by Davis and FHI if a Superior Proposal
shall have been received; provided that FHI shall have provided Buyer at least five (5) business days prior notice of the terms of the Superior Proposal and FHI shall have paid Buyer the amounts set forth in Section 8.3(b); or

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

                           (g)      by any Party if any permanent injunction or
other order of a Governmental Entity preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable.

                  8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, the Selling Shareholders or FHI or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a Party of any of its representations, warranties or covenants in this Agreement; provided that the provisions of Section 8.3,
Article X, and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement. Section 8.3 sets forth the exclusive remedy in the event of a termination.

                  8.3      Expenses and Termination Fees.

                           (a)      Subject to subsections (b), (c), (d) and (e)
of this Section 8.3, whether or not the transactions contemplated by this Agreement is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the Party incurring such expense.

                           (b)      In the event (i) Buyer terminates this
Agreement pursuant to Section 8.1(e) or FHI terminates this Agreement pursuant to Section 8.1(f), or (ii) Buyer terminates this Agreement pursuant to Section 8.1(c) due in whole or in part to any failure by the Selling Shareholders or FHI to use its or their reasonable best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by the Selling Shareholders or FHI prior to or on the Closing Date or any failure by the Selling Shareholders' or FHI's Affiliates to take any actions required to be taken hereby, and prior thereto there shall have been a Takeover Proposal with respect to FHI that shall not have been rejected by Davis and FHI, then Davis and FHI jointly and severally shall reimburse Buyer for all of the out-of-pocket costs and expenses, up to an aggregate of $50,000, incurred by Buyer in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel), and, in addition to any other remedies Buyer may have, Davis and FHI jointly and severally shall pay to Buyer the sum of $250,000 no later than two (2) business days thereafter.

                           (c)      In the event that (i) Buyer terminates this
Agreement pursuant to Section 8.1(c) as a result of a breach by FHI or Davis and under circumstances not described in Section 8.3(b)(ii), Davis and FHI, jointly and severally, shall promptly reimburse Buyer for all out-of-pocket costs and expenses, up to an aggregate of $50,000 incurred by Buyer in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel); and, in the event (A) any Takeover Proposal is consummated (as defined in Section 8.3(f)) by or with any Person that made a Takeover Proposal prior to termination of this Agreement or any Affiliate of any such Person, within twelve months of the later of, or (B) any other Takeover Proposal not described in clause (A) is consummated (as defined in Section 8.3(f)) within six months of the later of,
(x) such termination of this Agreement, and (y) the payment of the above described expenses, Davis and FHI, jointly and severally shall pay to Buyer the additional sum of $250,000 (less any amounts paid by FHI to Buyer under Section 8.3(b)) no later than two (2) business days thereafter.

                           (d)      In the event Davis terminates this Agreement
pursuant to Section 8.1(d), Buyer shall promptly reimburse FHI for all of the out-of-pocket costs and expenses, up to an aggregate of $50,000, incurred by FHI in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel).

                           (e)      As used herein, "Takeover Proposal" means
any offer or proposal for, or any indication of interest in, a merger or other business combination involving FHI or any of its Subsidiaries or the acquisition of 20% or more of the outstanding shares of capital stock of FHI, or a significant portion of the assets of, FHI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                           (f)      For purposes of Section 8.3(c),
"consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving FHI or the acquisition of 20% or more of the outstanding shares of capital stock of FHI, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of FHI or any of its Subsidiaries.

                  8.4 Amendment. The Parties may amend this Agreement at any time by execution of an instrument in writing signed on behalf of each of the Parties.

                  8.5 Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                  ARTICLE IX -

                                 INDEMNIFICATION

                  9.1 Indemnification By FHI and Davis. Subject to the terms and conditions of this Section 9.1, which shall become effective upon Closing, FHI and Davis shall indemnify, defend and hold harmless Buyer, from, against and with respect to any claim, liability, obligation, loss, damage, deficiency, assessment, encumbrance, judgment, cost, expense (including, without limitation, attorney fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character, arising out of or in any manner incident, relating or attributable to (i) any inaccuracy in any representation or any breach or failure of any warranty, covenant or agreement of FHI and Davis set forth in this Agreement or the Schedules attached hereto, or in any certificate, instrument of transfer or other document or agreement executed by FHI or Davis in connection with this Agreement, or otherwise made or given in connection with this Agreement, or (ii) any failure by FHI or Davis to perform or observe, or to have performed or observed, in full any covenant, agreement or condition to be performed or observed by FHI or Davis under this Agreement or under any certificates or other documents or agreements executed by FHI or Davis in connection with this Agreement. The matters specified in clauses
(i) and (ii) above are hereinafter referred to as "Indemnifiable Claims".

                  9.2 Indemnification By Buyer. Subject to the terms and conditions of this Section 9.2, Buyer shall indemnify, defend and hold harmless FHI and Davis from, against and with respect to any claim, liability, obligation, loss, damage, deficiency, assessment, encumbrance, judgment, cost, expense (including, without limitation, attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character, arising out of or in any manner incident, relating or attributable to
(i) any inaccuracy in any representation or any breach or failure of any warranty, covenant or agreement of Buyer set forth in this Agreement or in any certificate, other document or agreement executed by Buyer in connection with this Agreement or otherwise made or given in connection with this Agreement, and
(ii) any failure by Buyer to perform or observe, or to have performed or observed, in full any covenant, agreement or condition to be performed or observed by Buyer under this Agreement or under any certificate or other documents or agreement executed by Buyer in connection with this Agreement.

                  9.3 Limitation of Indemnification Obligation. Section 9.1 shall be the exclusive remedy of Buyer against Davis in regard to any Indemnifiable Claim. Furthermore, Davis shall have no obligation with respect to any Indemnifiable Claim to the extent:

                           (a)      such claim for indemnity does not exceed
Seventy-Five Thousand Dollars ($75,000) and if all such claims exceed Seventy-Five Thousand Dollars ($75,000) in the aggregate, Davis shall be liable for amounts in excess of Seventy-Five Thousand Dollars ($75,000), subject to the other limitations set forth in this Article IX;

                           (b)      such claim for indemnity exceeds, or all
claims for indemnity (inclusive of such claim) exceed, subject to the other limitations set forth in this Article IX, the purchase price paid to Davis under this Agreement, unless the claim results from a Fraudulent Breach by Davis or FHI, in which case such limit shall not apply;

                           (c)      the loss, event, liability or matter giving
rise thereto is covered by insurance or reinsurance proceeds or other salvage reasonably recoverable or actually received by Buyer or FHI on account of the event that gave rise to the claim;

                           (d)      the event, liability or matter giving rise
thereto provides the Buyer or FHI with any tax benefit; or

                           (e)      the claim is for other than direct
compensatory damages, unless the claim arises from a third party asserting another form of damages.

                  9.4 Time Limits for Claims against Davis. Davis shall have no obligation with respect to any Indemnifiable Claim unless Buyer provides to Davis a written notice setting forth with reasonable specificity the facts of the Indemnifiable Claim within the later of:

                           (a)      One year after the Closing Date;

                           (b)      if the basis for such claim arises from a
breach of any representation, warranty or covenant relating to Taxes, in which event the claim may be asserted at any time within the applicable statute of limitations; or

                           (c)      if the basis for such claim arises from a
Fraudulent Breach by Davis or FHI, there shall be no limit, except that the notice of the claim must be provided within six (6) months after the basis for such claim of Fraudulent Breach becomes known to Buyer.

                  9.5 Additional Limitation of Indemnification Obligation of Davis. In the event that Davis shall become obligated to provide indemnification under Section 9.1 the liability of Davis shall not exceed the product of: (i) the amount of any such liability as determined after application of the limitations set forth in Section 9.3, and (ii) 0.71.

                                   ARTICLE X -

                               GENERAL PROVISIONS

                  10.1 Survival Past Effective Time. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Effective Time, subject to the time limitations set forth in Section 9.4.

                  10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         if to Buyer to:

         Mercer Mutual Insurance Company
         Route 31 North
         Pennington, New Jersey
         Attention: Andrew R. Speaker,
         President and Chief
         Executive Officer
         Facsimile No.: 609-737-8719
         Telephone No.: 609-737-0426

         with a copy to:

         Stevens & Lee
         1275 Drummers Lane
         P. O. Box 236
         Wayne, PA 19087-0236
         Attention: Jeffrey P. Waldron
         Facsimile No.: 610-687-1384
         Telephone No.: 610-293-4961

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

         to FHI or the Selling Shareholders, to:

         Franklin Holding Company, Inc.
         214 East Church Street
         Lock Haven, Pennsylvania 17745
         Facsimile No. 717-570-6655
         Telephone No. 717-570-3234

         with a copy to:

         Rosenn, Jenkins & Greenwald, LLP
         15 South Franklin Street
         Wilkes-Barre, Pennsylvania 18711
         Attention: Bruce C. Rosenthal, Esquire
         Facsimile No.: 570-821-4714
         Telephone No.: 570-826-5643

                  10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

                  10.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, and the FHI Disclosure Schedule (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise, except that Buyer may assign its rights under this Agreement to any of its Subsidiaries, provided that if such assignee Subsidiary fails to perform any obligation hereunder, Buyer shall remain liable for full performance thereof.

                  10.5 Severability. In the event any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent

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

possible, the economic, business and other purposes of such void or unenforceable provision.

                  10.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

                  10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  10.8 Rules of Construction. The Parties have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

         IN WITNESS WHEREOF, FHI, Buyer and Davis have caused this Agreement to be executed and delivered as of the date first written above.

                                                 FRANKLIN HOLDING COMPANY, INC.

                                                 By: /s/ H. Thomas Davis
                                                    ____________________________
                                                    Name: H. Thomas Davis
                                                    Title: President and Chief
                                                    Executive Officer

                                                 MERCER MUTUAL INSURANCE COMPANY

                                                 By: /s/ Andrew R. Speaker
                                                    ____________________________
                                                    Name: Andrew R. Speaker
                                                    Title: President and Chief
                                                    Executive Officer

                                                 /s/ H. Thomas Davis
                                                 _______________________________
                                                 H. Thomas Davis, individually

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